EXHIBIT 12.1


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ENACTED PURSUANT TO
               SECTION 906 OF THE U.S. SARBANES-OXLEY ACT OF 2002


     Bell Canada International Inc. (the "Corporation") is filing with the U.S. Securities and Exchange Commission on the date hereof, its annual report on Form 20-F for the fiscal year ended  December  31, 2002 (the "Report").

     I, Howard N. Hendrick, Executive Vice-President and Chief Financial Officer of the Corporation, certify, pursuant to 18 U.S.C. section 1350, as enacted pursuant to section 906 of the U.S. Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

     (a) the Report fully complies with the requirements of section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934; and

     (b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

     A signed original of this written statement required by Section 906 has been provided to Bell Canada International Inc. and will be retained by Bell Canada International Inc. and furnished to the Securities and Exchange Commission or its staff upon request.



Bell Canada International Inc.


By:(s) Howard N. Hendrick
   ---------------------------------------------
   Howard N. Hendrick
   Executive Vice-President and Chief
   Financial Officer


Date:  April 30, 2003